EXHIBIT 10.2

AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT (this “Amendment No. 2”) is entered into as of December 10, 2014, by and among A.M. Castle & Co., a corporation organized under the laws of the state of Maryland (“Parent”), Advanced Fabricating Technology, LLC, a limited liability company organized under the laws of the state of Delaware (“AFT”), Paramont Machine Company, LLC, a limited liability company organized under the laws of the state of Delaware (“Paramont”), Total Plastics, Inc., a Michigan corporation (“TPI”; and together with Parent, AFT and Paramont, each individually a “US Borrower” and collectively, “US Borrowers”), A.M. Castle & Co. (Canada) Inc., a corporation organized under the laws of the province of Ontario, Canada (“Canadian Borrower”; and together with US Borrowers, each individually a “Borrower” and collectively, “Borrowers”), the financial institutions from time to time party to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), and Wells Fargo Bank, National Association, in its capacity as agent (in such capacity, “Agent”) pursuant to the Loan Agreement (as defined below) acting for and on behalf of the Secured Parties (as defined in the Loan Agreement).
R E C I T A L S:
WHEREAS, Borrowers, certain affiliates of Borrowers as Guarantors, the Lenders and the Agent entered into that certain Loan and Security Agreement, dated as of December 15, 2011, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of January 21, 2014 (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced the “Loan Agreement”) and the Other Documents (as defined in the Loan Agreement);
WHEREAS, Borrowers have requested that Agent and Lenders agree to extend the Termination Date, and
WHEREAS, Agent and the Lenders are willing to agree to such request on and subject to the terms and conditions set forth in this Amendment No. 2.
A G R E E M E N T:
NOW, THEREFORE, in consideration of the terms and provisions of this Amendment No. 2 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Existing Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Loan Agreement.

2.Additional Definition. As used herein, the following terms shall have the meanings given to them below and Section 1.2 of the Loan Agreement is hereby amended to include, in addition and not in limitation, the following definition:

“Amendment No. 2” shall mean Amendment No. 2 to Loan and Security Agreement, dated as of December 10, 2014, by and among Borrowers, the Guarantors, Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
“Amendment No. 2 Fee Letter” shall mean the Amendment No. 2 Fee Letter, dated December 10, 2014, by and among U.S. Borrowers and Agent, as the same now exists or may hereafter be amended, modified, supplemented, expended, renewed, restated or replaced.

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“Permitted Refinancing” means, with respect to any Person, any Indebtedness (the “Refinancing Indebtedness”) which refinances any other Indebtedness of such Person (the “Refinanced Indebtedness”); provided that the following conditions shall be satisfied: (a) with respect to the Indebtedness under the Second Lien Loan Documents, (i) the Refinancing Indebtedness thereof shall not contravene the terms of the Second Lien Intercreditor Agreement and (ii) if the Refinancing Indebtedness thereof is secured by Liens on any Collateral, such Liens shall be subordinate and subject to the Liens securing the Obligations pursuant to an intercreditor agreement reasonably satisfactory to Agent (it being agreed that an intercreditor agreement substantially in the form of the Second Lien Intercreditor Agreement shall be satisfactory to Agent), (b) the Refinancing Indebtedness shall have a final maturity date equal to or later than the final maturity date of, and shall have a weighted average life to maturity equal to or greater than the then remaining weighted average life to maturity of, the Refinanced Indebtedness, (c) the principal amount (or accreted value, if applicable) of the Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness except by an amount equal to any interest capitalized with, any premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with the Refinancing Indebtedness, (d) if the Refinanced Indebtedness is subordinated in right of payment to the Obligations, such Refinancing Indebtedness shall be subordinated in right of payment to the Obligations on terms not materially less favorable, taken as a whole, to the Lenders as those contained in the documentation governing the Refinanced Indebtedness, and (e) if the Refinanced Indebtedness (other than the Indebtedness under the Secured Lien Loan Documents) is secured, the Liens on any Collateral securing the Refinancing Indebtedness shall have the same (or lesser) priority as the Refinanced Indebtedness relative to the Liens on the Collateral securing the Obligations).
3.Amendments to Definitions

(a)The definition of “Excess Cash Flow” in Section 1.2 of the Loan Agreement is hereby amended by inserting the following phrase immediately before the period appearing at the end of such definition:

“or, if the Indebtedness under the Second Lien Indenture is refinanced pursuant to a Permitted Refinancing, any similar term as defined in the Second Lien Loan Documents with respect to such Permitted Refinancing”.
(b)The definition of “Second Lien Agent” in Section 1.2 of the Loan Agreement is hereby amended by deleting the phrase “and its successor and assigns” and replacing it with “and its successors, assigns and replacements”.

(c)The definition of “Second Lien Indenture” in Section 1.2 of the Loan Agreement is hereby amended by inserting the following phrase immediately before the period appearing at the end of such definition: “, as the same may be refinanced pursuant to a Permitted Refinancing”.

(d)The definition of “Second Lien Loan Documents” in Section 1.2 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Second Lien Loan Documents” shall mean the Second Lien Indenture and any and all other agreements, instruments and documents executed and delivered in connection with the Second Lien Indenture, as the same may hereafter be amended or modified from time to time to the extent permitted under Section 7.15 and as the same may be refinanced pursuant to a Permitted Refinancing.

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(e)The definition of “Second Lien Notes” in Section 1.2 of the Loan Agreement is hereby amended by inserting the following phrase immediately before the period appearing at the end of such definition: “, as the same may be refinanced pursuant to a Permitted Refinancing”.

(f)The definition of “Senior Unsecured Notes” in Section 1.2 of the Loan Agreement is hereby amended by inserting the following phrase immediately before the period appearing at the end of such definition: “, as the same may be refinanced pursuant to a Permitted Refinancing”.

(g)The definition of “Senior Unsecured Notes Agreement” in Section 1.2 of the Loan Agreement is hereby amended by inserting the following phrase immediately before the period appearing at the end of such definition: “, as the same may be refinanced pursuant to a Permitted Refinancing”.

(h)The definition of “Senior Unsecured Note Documents” in Section 1.2 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Senior Unsecured Notes Documents” shall mean the Senior Unsecured Notes Agreement, the Senior Unsecured Notes and any and all other agreements, instruments and documents executed and delivered in connection with the Senior Unsecured Notes Agreement, as the same may hereafter be amended or modified from time to time to the extent permitted under Section 7.15 and as the same may be refinanced pursuant to a Permitted Refinancing.
4.Guarantees. Section 7.3 of the Loan Agreement is hereby amended by deleting clause (c) of such Section in its entirety and replacing it with the following:

“(c)    that Loan Parties and their Subsidiaries may guarantee obligations of Non-US Subsidiaries not constituting Indebtedness and may guarantee Indebtedness of Non-US Subsidiaries; provided, that, the Indebtedness permitted to be guaranteed shall be permitted Indebtedness under Section 7.8(l) and the maximum amount of Indebtedness permitted to be guaranteed shall not exceed the amount of Indebtedness permitted under Section 7.8(l); and”
5.Indebtedness. Section 7.8 of the Loan Agreement is hereby amended by deleting clauses (m) and (n) of such Section in their entirety and replacing them with the following:

“(m)    Indebtedness of any Loan Party under the Second Lien Loan Documents (and any Permitted Refinancing thereof), in an aggregate principal amount not to exceed the Second Lien Maximum Debt; provided, that, (i) the Loan Parties may make payments of principal and interest in respect of such Indebtedness in accordance with the terms of the Second Lien Loan Documents; provided, that in the event that any Loan Party is required to make any prepayment with excess cash flow or any Loan Party elects to make an optional redemption or tender for such Indebtedness or to make an open market purchase of any such Indebtedness, Loan Parties shall be permitted to consummate the same if, in each instance, the Second Lien Note Prepayment Conditions with respect to such transaction are satisfied, (ii) any Lien securing such Indebtedness (or any Permitted Refinancing thereof) shall be subordinate and subject to the Liens securing the Obligations pursuant to the Second Lien Intercreditor Agreement or, in the case of any Lien securing any Permitted Refinancing thereof, an intercreditor agreement reasonably satisfactory to Agent (it being agreed that an intercreditor agreement substantially in the form of the Second Lien Intercreditor Agreement shall be satisfactory to Agent), and (iii) the Loan Parties shall not amend, modify, alter or change

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(A) the repayment terms of the Second Lien Documents if the effect of such amendment, change or modification will change to earlier dates any scheduled dates for the payment of principal or interest under the Second Lien Loan Documents or (B) any other provision of the Second Lien Loan Documents not related to the repayment terms of such Indebtedness or any agreement, document or instrument related thereto except to the extent permitted in the Second Lien Intercreditor Agreement (or, in the case of any Refinancing Indebtedness, an intercreditor agreement reasonably satisfactory to Agent); and
(n)    unsecured Indebtedness of any Loan Party under the Senior Unsecured Notes Documents in an aggregate principal amount not to exceed $60,000,000 (and any Permitted Refinancing thereof).”
6.Term. Section 13.1 of the Loan Agreement is hereby amended and restated as follows:

“13.1    Term.
This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Loan Party, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until the earliest of (a) December 10, 2019, (b) the acceleration of all Obligations pursuant to the terms of this Agreement, (c) the date that is ninety one (91) days prior to the maturity date of the Senior Unsecured Notes if the Senior Unsecured Notes are then outstanding unless either (i) the Senior Unsecured Notes are refinanced pursuant to a Permitted Refinancing and the maturity date thereof is extended to a date no earlier than ninety one (91) days following the date set forth in clause (a) above or (ii) the Senior Unsecured Notes are converted into Equity Interests consisting of common stock of Parent, (d) the date that is ninety one (91) days prior to the maturity date of the Second Lien Notes if the Second Lien Notes are then outstanding unless the Second Lien Notes are refinanced pursuant to a Permitted Refinancing and the maturity date thereof is extended to a date no earlier than ninety one (91) days following the date set forth in clause (a) above, or (e) the date on which this Agreement shall be terminated in accordance with the provisions hereof or by operation of law (the “Termination Date”). Loan Parties may terminate this Agreement at any time upon ten (10) Business Days’ prior written notice upon Payment in Full of all of the Obligations.”
7.Conditions to Effectiveness. This Amendment No. 2 shall not be effective until each of the following conditions precedent is satisfied in a manner reasonably satisfactory to Agent and Lenders:

(a)the receipt by Agent of an original of this Amendment No. 2 (or an executed copy delivered by facsimile or other electronic transmission), duly authorized, executed and delivered by Borrowers, Guarantors and the Lenders;

(b)the receipt by Agent of the Amendment No. 2 Fee Letter, duly authorized, executed and delivered by Borrowers, and the payment by Borrowers of the fees set forth therein;

(c)the receipt by Agent of a certificate of the Secretary or Assistant Secretary of each Borrower and Guarantor, in form and substance reasonably satisfactory to Agent;

(d)the receipt by Agent of one or more Commitment Transfer Supplements pursuant to which U.S. Bank, National Association assigns all of its right, title and interest in and to the U.S. Commitment and the Advances made pursuant to the U.S. Commitment to one or more Purchasing Lenders, duly authorized, executed and delivered by U.S. Bank, National Association, one or more Purchasing Lenders and Agent, together with evidence that such assignments have been consummated; and

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(e)the receipt by Agent of one or more Commitment Transfer Supplements pursuant to which U.S. Bank, National Association, Canada Branch assigns all of its right, title and interest in and to the Canadian Commitment and the Advances made pursuant to the Canadian Commitment to one or more Purchasing Lenders, duly executed by U.S. Bank, National Association, Canada Branch, one or more Purchasing Lenders and Agent, together with evidence that such assignments have been consummated.

8.Representations and Warranties of Borrowers and Guarantors. Each Borrower and Guarantor hereby represents, warrants and covenants with and in favor of Agent and Lenders as of the date hereof the following (which shall survive the execution and delivery of this Amendment No. 2):

(a)No consent, approval or other action of, or filing with, or notice to any Governmental Body is required in connection with the execution, delivery and performance of this Amendment No. 2 or any of the other Amendment Documents (as defined below);

(b)This Amendment No. 2 and each agreement, document or instrument entered into by a Borrower or Guarantor in connection herewith (collectively, with this Amendment No. 2, the “Amendment Documents”) have been duly authorized, executed and delivered by all necessary action on the part of each Borrower and Guarantor which is a party hereto or thereto and, if necessary, their respective stockholders or other holders of their Equity Interests (as applicable), and is in full force and effect as of the date hereof, and the agreements and obligations of the each Borrower and Guarantor contained herein or therein constitute the legal, valid and binding obligations of such Borrower and such Guarantor, enforceable against them in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity;

(c)The execution, delivery and performance of the Amendment Documents by each Borrower or Guarantor party thereto (i) are all within such Borrower’s and Guarantor’s corporate or limited liability company powers, and (ii) are not in contravention of law or the terms of such Borrower’s and such Guarantor’s certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which such Borrower or such Guarantor is a party or by which such Borrower or such Guarantor or its property are bound;

(d)After giving effect to this Amendment No. 2, all of the representations and warranties set forth in the Loan Agreement and the Other Documents to which Borrowers and Guarantors are a party are true and correct on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date; and

(e)After giving effect to the terms of this Amendment No. 2, no Default or Event of Default has occurred and is continuing.

9.Covenants. Without limiting any other obligation of Borrowers or Guarantors set forth herein or in any of the Other Documents, Parent shall deliver or cause to be delivered to Agent, in form and substance reasonably satisfactory to Agent, by no later than June 1, 2015 (or such later date as Agent shall agree in writing), the following items (it being agreed that the failure by Loan Parties to so deliver or cause to be delivered any such item as and when required by the terms hereof shall constitute an immediate Event of Default), in each case, only if such Blaine Real Property (as defined below) is not subject to a Disposition by Parent to a non-Affiliate of Parent pursuant to a Disposition permitted under the Loan Agreement prior to such date:

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(a)a modification to the Mortgage encumbering the Real Property of Parent located at 3100 82nd Lane NE, Blaine, MN (the “Blaine Real Property”) which reflects the extended Termination Date, duly authorized, executed and delivered by Parent; and

(b)a valid and effective proforma title insurance policy endorsement with respect to the Mortgage encumbering the Blaine Real Property issued by Chicago Title Insurance Company.

10.Reference to and Effect on the Loan Agreement. This Amendment No. 2, together with the other Amendment Documents, constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersedes all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof. Except as expressly amended pursuant hereto or thereto, no other amendments, modifications or waivers to the Loan Agreement and the Other Documents are intended or implied, and in all other respects the Loan Agreement and the Other Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent that any provisions of the Loan Agreement or any of the Other Documents are inconsistent with any provisions of this Amendment No. 2, the provisions of this Amendment No. 2 shall control.

11.Governing Law. This Amendment No. 2 shall be governed by and construed in accordance with the laws of the State of New York, but excluding any principles of conflict of laws or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

12.Counterparts. This Amendment No. 2 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 2, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 2 by telecopier or electronically shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 2. Any party delivering an executed counterpart of this Amendment No. 2 by telecopier or electronically also shall deliver an original executed counterpart of this Amendment No. 2, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 2 as to such party or any other party.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, each of the parties has signed this Amendment No. 2 as of the day and year first above written.

BORROWERS:

A.M. CASTLE & CO.

By:	/s/ Marec E. Edgar
Name: Marec E. Edgar
Title: Vice President, General Counsel & Secretary

ADVANCED FABRICATING TECHNOLOGY, LLC

By:	/s/ Marec E. Edgar
Name: Marec E. Edgar
Title: Secretary

PARAMONT MACHINE COMPANY, LLC

By:	/s/ Marec E. Edgar
Name: Marec E. Edgar
Title: Secretary

TOTAL PLASTICS, INC.

By:	/s/ Marec E. Edgar
Name: Marec E. Edgar
Title: Secretary

A.M. CASTLE & CO. (CANADA) INC.

By:	/s/ Marec E. Edgar
Name: Marec E. Edgar
Title: Secretary

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[AMENDMENT SIGNATURES CONTINUED FROM PREVIOUS PAGE]

GUARANTORS:

KEYSTONE TUBE COMPANY, LLC

By:	/s/ Marec E. Edgar
Name: Marec E. Edgar
Title: Secretary

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[AMENDMENT SIGNATURES CONTINUED FROM PREVIOUS PAGE]

AGENT AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent, Swingline Lender, Issuing Bank and a Lender

By:	/s/ Brandi Whittington
Name: Brandi Whittington
Title: AVP, Authorized Signatory

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[AMENDMENT SIGNATURES CONTINUED FROM PREVIOUS PAGE]

AGENT AND LENDERS:

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA,
as Lender

By:	/s/ Frederic Philippe
Name: Frederic Philippe
Title: Vice President, RM

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[AMENDMENT SIGNATURES CONTINUED FROM PREVIOUS PAGE]

LENDERS:

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Thomas H. Herron
Name: Thomas H. Herron
Title: Senior Vice President

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[AMENDMENT SIGNATURES CONTINUED FROM PREVIOUS PAGE]

LENDERS:

BANK OF AMERICA, N.A., ACTING THROUGH ITS CANADA BRANCH,
as a Lender

By:	/s/ Sylwia Durkiewicz
Name: Sylwia Durkiewicz
Title: Vice President

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[AMENDMENT SIGNATURES CONTINUED FROM PREVIOUS PAGE]

LENDERS:

REGIONS BANK,
as a Lender

By:	/s/ James D. Anderson
Name: James D. Anderson
Title: Senior Vice President

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